Exhibit 10.16

Form:	07L	LEASE New South Wales Real Property Act 1900	Leave this space clear. Affix additional
pages to the top left-hand corner.

PRIVACY NOTE: this information is legally required and will become part of the public record

	STAMP DUTY	Office of State Revenue use only

(A)	TORRENS TITLE	Property leased:
Auto Consol 3778-152
PART being Levels 6, 7 and 8, 341 George Street, Sydney

(B)	LODGED BY	Delivery	Name, Address or DX and Telephone	CODE
Box

			Reference (optional):	L

(C)	LESSOR	341 GEORGE ST PTY LTD
		ACN 128 330 192

		The lessor leases to the lessee the property referred to above.

(D)		Encumbrances (if applicable):	1.	2.	3.

(E)	LESSEE	ATLASSIAN PTY LTD
ACN 102 443 916

(F)		TENANCY:

(G)  1.        TERM:  THREE (3) YEARS

2.        COMMENCING DATE:  1 JULY 2017

3.        TERMINATING DATE:  30 JUNE 2020

4.                       With an OPTION TO RENEW for a period of three (3) years as set out in Item 5A of the Schedule in Annexure A hereto.

~~5.        With an OPTION TO PURCHASE set out in clause                                   Annexure A~~

~~6.        Together with and reserving the RIGHTS set out in clause                                    of~~

~~7.        Incorporates the provisions or additional material set out in ANNEXURE A                                    Hereto~~

~~8.        Incorporates the provisions set out in LEASE filed at Land and Property Information New South Wales as registered No.~~

9.                       The RENT is set out in Item 7 of the Commercial Terms Schedule in Annexure A hereto.

DATE:	9/7/2015
dd mm yyyy

Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the corporation named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.

Corporation	SEE PAGE 58 & 58A OF ANNEXURE “A” FOR EXECUTION CLAUSES
Authority	section 127 of the Corporations Act 2001 (Cth)

Signature of authorised person	Signature of authorised person

Name of authorised person	Name of authorised person

Director	Director/Company Secretary
Office held	Office held

Certified correct for the purposes of the Real Property Act 1900 by the corporation named below the common seal of which was affixed pursuant to the authority specified and in the presence of the authorised person(s) whose signature(s) appear(s) below.

Corporation	SEE PAGE 58 & 58A OF ANNEXURE “A” FOR EXECUTION CLAUSES

Authority	section 127 of the Corporations Act 2001 (Cth)

Signature of authorised person	Signature of authorised person

Name of authorised person	Name of authorised person

Director	Secretary
Office held	Office held

Note: where applicable, the lessor must complete the statutory declaration below.

(I)    STATUTORY DECLARATION

I

solemnly and sincerely declare that-

1.     The time for the exercise of option to renew/purchase in expired lease No. has ended;

2.     The lessee under that lease has not exercised the option.

I make this solemn declaration conscientiously believing the same to be true and by virtue of the Oaths Act 1900.

Made and subscribed at                                                                                  in the State of New South Wales on                                                        in the presence of-

Signature of witness:	Signature of lessor:

Name of witness:

Address of witness:

Qualification of witness: Justice of the Peace

Lease to Atlassian Pty Ltd

Levels 6, 7 and 8, 341 George Street, Sydney

‘A’

Schedule to lease

Parties:	341 GEORGE ST PTY LTD ACN 128 330 192	(Landlord)
And:	ATLASSIAN PTY LTD ACN 102 443 916	(Tenant)

Dated: 9-7-2015

Commercial Terms Schedule

Item 1	The whole of the land in Auto Consol 3778-152
Land

Item 2	Levels 6, 7 and 8, 341 George Street, Sydney
Premises

Item 3	1 July 2017
Commencement Date

Item 4	30 June 2020
Expiry Date

Item 5	Three (3) years
Term

Item 5A	One (1) option of three (3) years commencing on 1 July 2020
Option to Renew

Item 6 Tenant’s Proportion	The same percentage that the area of the Premises (including the storage area in clause 2.3) bears to the lettable area of the Building.

Item 7	Office (Level 6):	$594.43 per square metre per annum plus GST from 3 July 2017 to 30 June 2018 and then subject to further reviews under this lease.
Base Rent

	Office (Level 7):	$683.61 per square metre per annum plus GST from 1 July 2017 to 30 June 2018 and then subject to further reviews under this lease.

	Office (Level 8):	$683.61 per square metre per annum plus GST from 1 July 2017 to 30 June 2018 and then subject to further reviews under this lease.

	Storage:	$371.53 per square metre per annum plus GST from 1 July 2017 to 30 June 2018 and then subject to further reviews under this lease.

Item 8	Not applicable
Market Review Dates

Item 8A	On:	1 July 2018
Fixed Percentage Annual		1 July 2019
Review Dates		1 July 2020
1 July 2021 and
1 July 2022

Item 9 Facilities Hours

Daily between 8.00 a.m. and 6.00 p.m. — Saturdays, Sundays and public holidays excepted. Outside those hours, air-conditioning and other Facilities and Services to be provided to the Premises at the request and at the cost of the Tenant.

Item 10	Commercial office
Permitted Use

Item 11	$20,000,000
Public risk insurance

Item 12	Landlord:	341 George St Pty Ltd
Notices		c/- Graeme Walker
WF Limited Partnership
Suite 10, Level 1
341 George Street
SYDNEY NSW 2000

	Tenant:	The Directors
Atlassian Pty Ltd
Level 6
341 George Street
SYDNEY NSW 2000

Item 13	The greater of:
Bank guarantee
• $1,668,635.80; and

• An amount equal to 6 months Base Rent (as reviewed under this lease from time to time) plus the Tenant’s Proportion of Building Outgoings plus GST

Item 14 Guarantors	Not applicable while Atlassian Pty Ltd ACN 102 443 916 is the Tenant.

Item 15	Not applicable
CPI Review Dates

1                                                 Term

Term of lease

1.1                                       Subject to the provisions of this lease, this lease commences on the Commencement Date and ends on the Expiry Date.

Monthly tenancy

1.2                                       If the Landlord permits the Tenant to occupy the Premises after the Expiry Date (other than under a grant of a further lease), the Tenant does so as a monthly tenant on the terms and conditions of this lease with necessary changes applicable to a monthly tenancy except that:

(a)                                 the Base Rent is an amount equal to one month of the Base Rent payable immediately before the Expiry Date plus 10%;

(b)                                 the first payment of rent is to be made on the next day after the Expiry Date; and

(c)                                  the monthly tenancy may be terminated at any time by either party by one month’s notice given to the other party to expire on any date and the tenancy will end one month after service of that notice.

2                                                 Base Rent

2.1                                       The Tenant must pay the Base Rent by equal monthly instalments (and proportionately for any part of a month) in advance on the first day of each month, by direct debit, electronic transfer or as directed by the Landlord.

2.2                                       The Tenant must pay the first instalment of Base Rent on the Commencement Date.

2.3                                       The Tenant acknowledges that as at the Commencement Date of the Initial Term the lettable area of the Premises is 3,889.50 m2 (3,811.50 m2 of office area (Level 6 —1,192 m2, Level 7—1,320.50 m2, Level 8— 1,299 m2) and 78 m2 of storage area). This area may vary during the Term. The Landlord will give written notice to the Tenant of any such variations.

2.4                                       Any measurement of area under this lease will be in accordance with the then current Property Council method of measurement for commercial buildings.

3                                                 Review of Base Rent

Market Review of Base Rent

3.1                                       If the Landlord chooses to review the Base Rent at any Market Review Date then this clause 3 applies. The Landlord is not obliged to give a notice under clause 3.2.

3.2                                       During each Review Period the Landlord may give a Rent Review Notice to the Tenant in respect of the Market Review Date to which that Review Period relates.

3.3                                       The Base Rent from and including the relevant Market Review Date is the amount stated in the Rent Review Notice unless the Tenant gives the Landlord a notice within 14 days after the Rent Review Notice is given, disagreeing with that amount.

3.4                                       If the Landlord does not give the Tenant a Rent Review Notice in respect of a Market Review Date during that Review Period, then as from that Market Review Date until the next Market Review Date the Tenant must continue to pay Base Rent at the rate payable before that Market Review Date.

Dispute as to Base Rent

3.5                                       If the parties do not agree on the reviewed Base Rent on the relevant Market Review Date within 42 days after the notice under clause 3.2 is given, then it must be decided by a valuer who:

3.5.1                     is appointed by the parties but if they do not agree on whom to appoint within 52 days after the notice under clause 3.2 is given, that valuer is to be nominated at either party’s request by the president of the New South Wales division of the Australian Property Institute Inc; and

3.5.2                     is a full member of at least five years’ standing of that institute; and

3.5.3                     at the time of appointment is both experienced and actively engaged in valuing similar licensed premises; and

3.5.4                     must be instructed to:

(a)                                 decide what is the current annual market rent that would be reasonably expected to be paid for the Premises on the relevant Market Review Date if they were unoccupied and offered for renting for the Permitted Use having regard to the terms of this lease and all matters specified in clause 3.9; and

(b)                                 give a written valuation setting out what was taken into account, what was disregarded, their respective weightings and any other adjustments within one month after being appointed; and

3.5.5                     acts as an expert and not as an arbitrator and whose decision is final and binding.

The amount determined by the valuer is the Base Rent from and including the relevant Market Review Date.

Costs

3.6                                       If the Base Rent determined by the valuer under this clause 3:

3.6.1                     is less than the Base Rent nominated in the Rent Review Notice, then the Landlord and the Tenant must pay the valuer’s costs in equal shares;

3.6.2                     is equal to or exceeds the Base Rent nominated in the Rent Review Notice, then the Tenant must pay the valuer’s costs.

Adjustments

3.7                                       Until the Base Rent is agreed or decided under this clause 3, the Tenant must pay the Base Rent applicable immediately before the relevant Market Review Date by equal monthly instalments, on account of the Base Rent from the relevant Market Review Date.

3.8                                       On the first due date for Base Rent after the Base Rent is agreed or decided under this clause 3, the Tenant must pay the Landlord (or the Landlord must credit the Tenant with) the difference between what the Tenant has paid on account of Base Rent and the Rent for the period from and including the relevant Market Review Date to but excluding that due date for Base Rent.

Base Rent criteria

3.9                                       In determining the Base Rent, the parties and the valuer must determine the current market rent for the Premises as at the particular Market Review Date having regard to the provisions of this lease and must:

3.9.1                     have regard to the value of any goodwill attributable to the Tenant’s Business and the value of the Tenant’s Fixtures or fitout;

3.9.2                     disregard any rent or other money payable under any sub-lease or other tenancy which has not been approved by the Landlord under this lease;

3.9.3                     have regard to the Term and disregard the fact that part of the Term has elapsed at the Market Review Date;

3.9.4                     have regard to the rental value of comparable premises but in doing so must make no reduction on account of any Incentive;

3.9.5                     consider the Premises as used for the Permitted Use but must have regard also to any other use to which the Premises may be lawfully put;

3.9.6                     regard the Premises on a floor by floor basis without a discount where the Base Rent is to be determined for more than one floor;

3.9.7                     have regard to the terms and conditions of this lease and assume that all obligations of the Tenant and the Landlord in this lease have been performed and observed;

3.9.8                     make no reduction on account of any Incentive paid, provided or allowed to the Tenant or which would be likely to be paid, provided or allowed to a tenant in relation to a new tenancy in respect of the Premises were they vacant;

3.9.9                     assume that the Premises have been reinstated in accordance with clause 9 if the Premises have been damaged or destroyed; and

3.9.10              have regard to any written submissions made by the Landlord or the Tenant;

3.9.11              deleted.

Base Rent not to decrease

3.10                                Despite any other provision of this lease, the Base Rent from any Market Review Date until the next Review Date is the greater of:

3.10.1              the Base Rent determined under this clause 3; and

3.10.2              the Base Rent payable for the lease year of the Term immediately preceding the Market Review Date.

Fixed Review of Base Rent

3.11                                On each Fixed Percentage Annual Review Date, the Base Rent payable by the Tenant under this lease will be the Base Rent payable immediately before the relevant Fixed Percentage Annual Review Date increased by 4%.

4                                                 Tenant charges, Building Outgoings and Cleaning

Tenant to pay charges & Building Outgoings

4.1                                       The Tenant must pay on time all:

(a)                                 charges for electricity, gas, oil, water, telephone and any other services separately metered and consumed in the Premises; and

(b)                                 all other charges and impositions imposed by any Authority or person for all services separately supplied to the Premises.

4.2                                       The Tenant must pay to the Landlord the Tenant’s Proportion of Building Outgoings if there is an amount specified in Item 6, or if not specified in Item 6 then as notified by the Landlord.

Payments on account of

4.3                                       The Landlord may give the Tenant a notice at any time stating the Landlord’s estimates of the Building Outgoings and the Tenant’s Proportion.

4.4                                       The Tenant must pay monthly instalments in advance on each Rent Day on account of the Tenant’s Proportion of Building Outgoings.

Notice of actual Outgoings

4.5                                       As soon as possible after the end of any twelve month period, the Landlord will give the Tenant reasonable details of the actual Building Outgoings.

Adjustments

4.6                                       On the next Rent Day after the Landlord gives the Tenant a notice of either estimated or actual Building Outgoings, the Tenant must pay the Landlord (or the Landlord must credit the tenant with) the difference between what the Tenant has paid on account of the Tenant’s Proportion of Building Outgoings for the relevant twelve month period and what the notice says is payable.

Cleaning

4.7                                       The Tenant will at its own cost arrange for a regular and professional cleaning service for the Premises to a standard acceptable to the Landlord.

5                                                 Use Obligations

Positive use obligations

5.1                                       The Tenant must:

(a)                                 use the Premises only for the Permitted Use;

(b)                                 keep the Premises clean and tidy and free of vermin;

(c)                                  notify the Landlord and the proper Authority promptly of any infectious illness in the Premises which must be notified to an Authority and, if that infectious illness is confined to the Premises, the Tenant must disinfect the Premises to the reasonable satisfaction of the Landlord and that Authority;

(d)                                 give notice to the Landlord promptly of any damage or accident to or defects in the Building or any circumstances likely to cause any damage or injury within the Building of which the Tenant is aware;

(e)                                  comply with all reasonable directions of the Landlord relating to the receipt, delivery or other movement of any goods or articles of bulk or quantity;

(f)                                   pay all actual costs of the Landlord in providing, at the request of the Tenant, Facilities and Services outside the Facilities Hours;

(g)                                  comply with the directions of the Landlord in relation to smoking and place in the Premises signs as the Landlord may reasonably require to notify persons of the prohibitions contained in this lease in relation to smoking;

(h)                                 comply with the Rules;

(i)                                     participate in Emergency Procedures as reasonably required by the Landlord;

(j)                                    pay on demand all costs arising from the issue to the Tenant of any Keys and from any loss of or damage to any Key;

(k)                                 ensure that any Key system installed in the Premises is compatible with the system for the Building;

(l)                                     obtain all consents or approvals of any Authority or under any Laws or Requirements necessary in relation to the Tenant’s Business and not allow them to lapse or be revoked;

(m)                             obtain all consents or approvals of any Authority or under any Laws or Requirements necessary in relation to any repairs, changes or works undertaken by the Tenant in the Premises or the Building; and

(n)                                 repair or replace the Landlord’s Fixtures or any part thereof that are damaged or in need of replacement due to a Tenant Cause;

(o)                                 obtain the Landlord’s written consent before lodging any applications for consent or approvals for work referred to in subclause 5.1(m) above. Such consent may be withheld in the Landlord’s absolute discretion;

(p)                                 pay on demand the Landlord’s costs of placing or changing the Tenant’s details on the Building foyer directory board (other than the standard allocation of one slat); and

(q)                                 must return all access cards for the Premises to the Landlord immediately on the End Date.

Negative use obligations

5.2                                       The Tenant must not:

(a)                                 bring, place or store Heavy Items in the Building;

(b)                                 install any equipment in the Premises that overloads the Services;

(c)                                  obstruct access to the Services or the Facilities;

(d)                                 affix any television or radio mast or antenna to the Building without the Landlord’s consent (and any consent so given may be withdrawn at any time without consultation if the Landlord reasonably considers it to be in the interests of the other tenants of the Building to do so);

(e)                                  use any musical instruments, radios, televisions, audio-visual or other sound or picture producing equipment in the Premises which is audible or visible from outside the Premises;

(f)                                   install Coverings on the exterior of the Building or the internal face of perimeter glass;

(g)                                  cover or obstruct the air-conditioning ducts and outlets or the skylights and windows which reflect or admit air or light into the Building or cover or obstruct any lights or other means of illumination;

(h)                                 throw anything out of the windows or doors of the Building or down the elevator shafts or into the light areas of the Building;

(i)                                     deposit rubbish anywhere except in proper receptacles;

(j)                                    place any article or thing on any sill, ledge or other like part of the Building;

(k)                                 obstruct parts of the Common Areas normally used to enter or leave the Premises nor place items in any part of the Building other than the Premises;

(l)                                     store or use any Hazardous Store or Inflammable Substances in the Premises or on the Land unless where reasonably required for the Permitted Use;

(m)                             smoke cigarettes, pipes, cigars or any other form of tobacco or similar substance in the Building;

(n)                                 remove any carpet or other floor coverings from where they were originally installed in the Building;

(o)                                 do anything to the carpet or other floor coverings in the Premises which contravenes any guarantee relating to them notified to the Tenant by the Landlord;

(p)                                 keep animals or birds in the Premises;

(q)                                 carry on any noxious, noisome, or offensive business or do any act or thing which may cause nuisance, damage or disturbance to any person including the Landlord and any other occupier of the Building;

(r)                                    hold any auction, bankrupt or fire sale in the Premises;

(s)                                   prepare or cook food in the Premises except in areas approved by the Landlord for that purpose;

(t)                                    hang anything from or in any other way deface or damage the ceilings;

(u)                                 display or affix any Sign on the Building. However, the Landlord agrees that while the Tenant is Atlassian Pty Ltd or a Related Body Corporate, the Tenant’s flags outside the Building may remain during the Term. Any further signage required by the Tenant will be subject to a licence arrangement and fee to be agreed between the Landlord and the Tenant, with both parties to act reasonably, cooperatively and in good faith in this regard. However, if the parties cannot agree on the terms of such licence agreement within 30 days, then the Landlord will not be required to proceed.

(v)                                 use the Premises as a residence;

(w)                               cause damage to the Building;

(x)                                 make any duplicate of the Keys provided by the Landlord; or

(y)                                 at any time occupy or use the Premises at any time which is contrary to the hours approved from time to time by the Council or any Authority. In addition, the Tenant must comply with any direction of the Landlord in relation to hours of operation;

without the Landlord’s written consent.

Warranty as to use

5.3                                       The Landlord gives no warranty as to the use of the Premises that may be required by the Tenant. The Landlord gives no warranty that the Premises may be used for commercial offices nor that the Premises may be used 24 hours a day 7 days a week.

Laws and Requirements

5.4                                       The Tenant must comply with and observe all Laws and Requirements affecting:

(a)                                 the Premises or any Tenant’s Fixtures; or

(b)                                 the use or occupation of the Premises,

including, without limit, environmental matters and matters in respect of trade waste and dangerous goods whether addressed to or required to be effected by the Landlord, the Tenant or both or by any other person. The Tenant must provide promptly to the Landlord a copy of any Laws or Requirements notified to the Tenant. In complying with those Laws or Requirements the Tenant must obtain the Landlord’s consent and must observe the provisions of this lease. The Tenant is not required to effect structural or capital works pursuant to this clause unless rendered necessary by any Tenant Cause.

Essential Services Certification

5.5                                       If due to a Tenant Cause the Landlord is prevented from or delayed in complying with its obligations to obtain a statement in relation to each essential fire or other safety measure implemented in the Building as required by the Local Government Act 1993 and the regulations thereunder, then within a reasonable time (having regard to the requirements of the Act and of the Authority administering the Act) the Tenant, on being required by the Landlord to do so, must at the cost of the Tenant carry out such works and do such things as are necessary to enable the Landlord to obtain the statement and to comply with the Landlord’s obligations under that Act.

5.6                                       If required by the Landlord at any time because of a Tenant Cause, the Tenant must, within the period nominated by the Landlord in its notice to the Tenant, and at the Tenant’s cost, obtain and provide to the Landlord an essential services certificate in respect of the Premises. This clause does not limit the obligations of the Tenant under clause 5.5.

Access

5.7                                       The Tenant may access and use the Premises 24 hours a day 7 days a week. However, the Landlord gives no warranty that the Authorities allow the Premises to be used 24 hours a day 7 days a week.

Security

5.8                                       The Tenant is solely responsible for the security of the Premises and must keep the Premises secure at all times.

6                                                 Environmental Compliance

6.1                                       Compliance by Tenant

(a)                                 The Tenant must not in any way pollute or Contaminate the Premises or any part of the Land.

(b)                                 Subject to clause 6.1 (c), the Tenant must comply with all relevant legislation and the proper requirements of all relevant authorities regulating or controlling pollution or Contamination of the Premises.

(c)                                  Nothing in clause 6.1 requires the Tenant to remediate or remove any Contamination which existed in the Premises or any of the Land prior to the date that the Tenant first occupied the Premises.

6.2                                       Tenant to Indemnify Landlord

(a)                                 The Tenant must not make any claim against the Landlord, and releases and indemnifies the Landlord from and against any obligations, costs or damages, relating to:

(i)             any pollution, Contamination or other environmental damage to the Premises arising out of the Tenant’s use and occupation of the Premises or any licensed areas under this lease; and

(ii)          any notice or order issued by any authority relating to any actual or potential pollution, Contamination or other environmental damage to or from the Premises or any licensed areas under this lease arising out of the Tenant’s use and occupation of the Premises or any licensed areas under this lease;

(b)                                 The Landlord acknowledges that the release and indemnity by the Tenant does not apply to any pollution, Contamination or other environmental damage occurring as a result of any wilful or negligent act or omission by the Landlord done or omitted with knowledge that it was likely to cause pollution, Contamination or other environmental damage.

7                                                 Repairs and alterations

Repair and maintenance

7.1                                       The Tenant must:

(a)                                 keep the Landlord’s Fixtures and the Tenant’s Fixtures in good and substantial repair, maintenance and condition including replacing all damaged or faulty light bulbs, light globes and tubes in the Premises;

(b)                                 repair any damage to the Premises caused by a Tenant Cause; and

(c)                                  repaint the Premises to a standard acceptable to the Landlord every three (3) years and on the End Date.

7.2                                       Clause 7.1 does not impose any obligation on the Tenant for:

(a)                                 fair wear and tear; or

(b)                                 structural or capital works unless rendered necessary by any Tenant Cause.

7.3                                       If any damage is caused to the Building or the Premises due to a Tenant Cause, the Tenant must promptly reinstate the Building or the Premises (including structural repairs) to the condition they were in before the Tenant Cause.

Landlord’s right of inspection

7.4                                       On giving the Tenant reasonable notice (being at least one Business Day’s notice) (except in an emergency when no notice is required), the Landlord may enter the Premises to;

(a)                                 inspect the state of repair of the Premises; and /or

(b)                                 inspect and/or monitor compliance with the terms of this lease (including the Rules).

Tenant to carry out obligations

7.5                                       The Landlord may serve on the Tenant a notice of any failure by the Tenant to carry out any obligation of the Tenant under clause 5 or clause 7. The notice may require the Tenant to carry out that obligation within a reasonable time. If the Tenant fails to do so, the Landlord may carry out that obligation at the Tenant’s cost.

Landlord’s right of entry

7.6                                       If:

(a)                                 the Landlord wishes to do works to the Premises or the Building which in the Landlord’s opinion acting reasonably are necessary to comply with its obligations under this lease, or which the Landlord is obliged to do under this lease or under any Law or Requirement;

(b)                                 an Authority requires work to be done at the Building which the Landlord elects to do and which is not the Tenant’s obligation under this lease; or

(c)                                  the Landlord elects to carry out any obligation which the Tenant is required to carry out under this lease, but fails to do,

then the Landlord, on giving to the Tenant reasonable notice (being at least one Business Day’s notice) (except in an emergency when no notice is required), may enter the Premises and do those works.

If after the Landlord has given the Tenant reasonable notice that it requires access to the Premises and the Tenant, acting reasonably, requires the Landlord to exercise its rights under this clause at a time other than the time nominated by the Landlord (except in the case of an emergency when no notice is required), the Tenant must pay the Landlord’s additional costs as a result of the delay or overtime costs incurred in complying with the Tenant’s request.

Alterations to the Building

7.7                                       The Tenant must not:

(a)                                 make any alterations or additions to the Building including the intertenancy partitions or floor coverings;

(b)                                 interfere with, alter or make any connections to the Services, the Landlord’s Fixtures or the Facilities; or

(c)                                  use, install or alter internal partitions in the Premises,

unless the Tenant:

(d)                                 obtains the Landlord’s consent; and

(e)                                  in all cases of such consent, the Tenant complies with the Works Conditions.

Landlord Access to services located in the Premises

7.8                                       The Tenant acknowledges that there are Building services plant located in or adjacent to the Premises which may only be access through the Premises and despite any other clause of this lease must not:

7.8.1                     restrict access to the Landlord or its authorised agents or contractors at any time to attend to service and maintenance of such Building services plant; or

7.8.2                     make any objection, claim, or fail to comply with its obligations under this lease in relation to the Landlord or its agents or contractors entering the Premises for the purpose of accessing such Building services plant.

7.9                                       The Tenant acknowledges that the Landlord and/or its authorised agents or contractors may access the Building services plant through the Premises at all times.

8                                         Assignment and sub-letting

Dealings not permitted

8.1                                       Except as otherwise stated in this clause 8, during the Term the Tenant must not Assign, sub-lease, mortgage, charge or otherwise deal with or part with possession of the Premises or this lease or any estate or interest in this lease or agree to do any of those things.

Sub-leases

8.2                                       The Tenant must not grant any sub-lease of the Premises without the Landlord’s prior written consent. The Landlord will consent to a sub-lease of the whole or part of the Premises if the Tenant complies with the Dealing Conditions.

Assignment

8.3                                       The Tenant must not Assign this lease without the Landlord’s prior written consent. The Landlord will consent to an Assignment if:

(a)                                 the Assignment relates to the whole of the Premises and the whole of the Tenant’s interest in this lease;

(b)                                 the Tenant complies with the Dealing Conditions;

(c)                                  while the Tenant is Atlassian Pty Ltd ACN 102 443 916 or a Related Body Corporate, the Tenant satisfies the Landlord (acting reasonably) that the Assignee is capable of observing and performing the Tenant’s Covenants and has a good record as a commercial tenant. If the Tenant is not Atlassian Pty Ltd ACN 102 443 916 or a Related Body Corporate, the Tenant must satisfy the Landlord that the Assignee is of equal or greater capacity as the Tenant and the Guarantors, and that the Assignee is capable of observing and performing the Tenant’s Covenants; and

(d)                                 the Assignee covenants with the Landlord to perform and observe the Tenant’s Covenants after the Assignment.

8.4                                       An Assignment under clause 8.3 does not release the Tenant from the Tenant’s Covenants during the Initial Term, but the Tenant is released at the expiry of the Initial Term and is not liable during any further lease for an option period.

Mortgage of Tenant’s equipment etc

8.5                                       The Tenant must not mortgage, charge, lease or otherwise deal with any Tenant’s Fixtures without the Landlord’s consent.

9                                                 Insurance and damage

Tenant’s insurances

9.1                                       The Tenant must keep current during the Term:

(a)                                 a public risk insurance policy such policy to be for not less than the amount specified in item 11 or such other reasonable amount as the Landlord may notify the Tenant from time to time in respect of any single accident; and

(b)                                 plate glass insurance for all plate glass windows doors and display show cases forming part or within the Premises; and

(c)                                  insurance for the Tenant’s Fixtures, stock-in-trade and other property in the Premises.

9.2                                       The Tenant must give to the Landlord copies of a certificate of currency in respect of the insurance referred to in clause 9.1 annually.

Insurance terms

9.3                                       All policies of insurance under this clause 9 must:

(a)                                 be with an insurer of sufficient standing to meet any claim and such insurer must be represented in Australia;

(b)                                 be for such amounts and cover such risks and contain such conditions as are reasonably acceptable to or are reasonably required by the Landlord;

(c)                                  have no exclusions, endorsements or alterations unless consented to by the Landlord; and

(d)                                 note the interest of the Landlord.

Not affect insurances

9.4                                       Without the Landlord’s consent the Tenant must not knowingly do any act or thing which may increase the cost of insurances in connection with the Building or property in the Building or affect or make void or voidable that insurance or which may conflict with Laws or Requirements relating to fires or that insurance.

Releases of Landlord

9.5                                       All property of the Tenant or of the Tenant’s Agents in the Building is at the sole risk of the Tenant.

9.6                                       The Tenant releases the Landlord from liability in respect of:

(a)                                 loss of or damage to any property of the Tenant or any other person; and

(b)                                 injury to or the death of any person,

in the Building except as a result of the negligence of the Landlord or the Landlord’s Agents.

Indemnities

9.7                                       The Tenant is liable for and must indemnify the Landlord against all Claims for which the Landlord becomes liable in connection with:

(a)                                 loss of or damage to the Building or to any property or injury to or the death of any person to the extent caused or contributed to by a Tenant Cause;

(b)                                 the negligent or careless use of the Building by the Tenant or the Tenant’s Agents;

(c)                                  any defect in the Building due to a Tenant Cause;

(d)                                 the Tenant’s failure to comply with any obligation of the Tenant under this lease; or

(e)                                  claims against the Landlord by any other tenant in the Building as a result of a Tenant Cause.

9.8                                       Clause 9.7 applies even if a Claim results from any act or thing which the Tenant may be authorised or obliged to do under this lease and even if at any time waiver or other indulgence has been given to the Tenant in respect of that act or thing.

Damage to Building

9.9                                       If the Building is damaged so that the Premises are wholly or substantially unfit for the Tenant’s occupation and use or (having regard to the nature and location of the

Premises and the normal means of access) wholly or substantially inaccessible, then and so often as that happens:

(a)                                 a proportionate part of the Base Rent and Tenant’s Proportion of Building Outgoings, according to the nature and extent of the damage, abates and all remedies for recovery of that proportionate part of that money falling due after that damage are to be suspended until the Premises have been Reinstated; and

(b)                                 this lease may be terminated by notice given by the Landlord or the Tenant without liability attaching to either party because of that termination, except that the Tenant may not terminate this lease if within a period of two months after the damage, the Landlord gives a Reinstatement Notice.

9.10                                The Tenant is not entitled to the abatement and suspension of all remedies for recovery under clause 9.9(a) nor to terminate this lease under clause 9.9(b) if the damage is caused or contributed to by any Tenant Cause or if any policies of insurance effected on the Building have been vitiated or payment of the policy money refused due to Tenant Cause. The reduction of any abatement of the Base Rent and Tenant’s Proportion under this clause 9.10 will be proportional to the extent that the Tenant has caused or contributed to the damage.

9.11                                If the Landlord gives a Reinstatement Notice so that no Tenant’s right of termination arises under clause 9.9(b) and the Landlord does not, within a reasonable time (having regard to the extent of the damage and the time expected to obtain all necessary approvals and to commence and carry out the necessary works) Reinstate, (or, if clause 9.10 applies and the Landlord fails to give a Reinstatement Notice within a period of six months after the damage or fails to commence Reinstatement within a reasonable time thereafter) the Tenant may serve on the Landlord a notice of intention to terminate this lease. If the Landlord then fails to proceed with reasonable expedition to Reinstate, the Tenant may terminate this lease by giving not less than one month’s notice to the Landlord. At the expiration of that notice this lease ends.

9.12                                If in the Landlord’s opinion the damage to the Building is such that it is impractical or undesirable to Reinstate, the Landlord may terminate this lease by giving not less than one month’s notice to the Tenant. At the expiration of that notice this lease ends. No liability attaches to the Landlord because of termination of this lease under this clause or clause 9.9. Any termination is without prejudice to the rights of either party in respect of any antecedent breach of this lease.

9.13                                Clauses 9.9 to 9.12 do not impose on the Landlord any obligation to Reinstate.

10                                          Landlord’s Obligations

Quiet enjoyment

10.1                                Subject to the Landlord’s rights reserved by this lease, and subject to clauses 13 and 25, while the Tenant complies with its obligations under this lease the Tenant may use and occupy the Premises during the Term without interference by or through the Landlord.

Facilities

10.2                                The Landlord must at its cost use reasonable endeavours to ensure the Facilities and Services are functional during the Facilities Hours.

10.3                                If the Landlord has complied with clause 10.2 and, despite that, at any time:

(a)                                 any Facilities or Services do not function;

(b)                                 the Landlord because of the need to repair, maintain or replace Facilities or Services or because of the operation of any Laws or Requirements is compelled to shut off or remove any Facilities or Services; or

(c)                                  the Landlord exercises its rights under clause 13.6 to close the Building,

then the Tenant is not entitled to terminate or rescind this lease nor to have any right of action or claim for compensation or damages or abatement of rent against the Landlord.

10.4                                The Landlord may vary the Facilities Hours at its discretion.

11                                          Default, termination

Essential terms

11.1                                The following obligations of the Tenant are essential terms of this lease:

(a)                                 all obligations to pay money; and

(b)                                 the obligations under clauses 5.1(a),(l), (m) and (o), 7, 8, 9, 11.10, 15, 15A, 17, 20 and 21.4.

This clause does not prevent any other obligation under this lease from being an essential term.

Default

11.2                                It is a Default under this lease if:

(a)                                 the Tenant does not comply with an essential term of this lease;

(b)                                 the Tenant does not comply with a term which is not an essential term of this lease and, if the failure to comply with the non-essential term can be remedied, it is not remedied within a reasonable time (having regard to the nature of the breach) after the Landlord asks the Tenant to remedy it;

(c)                                  the Tenant being a corporation, an Insolvency Event occurs in respect of the Tenant; or

(d)                                 the Tenant repudiates this lease.

Avoid default

11.3                                The Tenant must ensure that no Default occurs.

Termination of lease

11.4                                If the Tenant Defaults, whether or not in the performance of an essential term, the Landlord may:

(a)                                 (unless prior demand or notice is required by Law) without any prior demand or notice, re-enter and take possession of the Premises and eject the Tenant and all other persons and repossess the Premises and terminate this lease; or

(b)                                 by notice to the Tenant, terminate this lease as from the date of giving that notice; or

(c)                                  by notice to the Tenant, elect to convert the unexpired portion of the Term into a quarterly tenancy (as to which clause 1.2 applies) and this lease is terminated from the giving of that notice.

Landlord may rectify

11.5                                The Landlord may remedy at any time, without notice, a Default by the Tenant. The Tenant must pay all reasonable costs incurred by the Landlord (including legal costs) in remedying a Default.

Tender after termination

11.6                                Money tendered by the Tenant after this lease is terminated and accepted by the Landlord without prejudice to the Landlord’s rights in relation to the termination may be applied in the manner the Landlord decides.

Damages

11.7                                If this lease is lawfully terminated by the Landlord

(a)                                 the Tenant indemnifies the Landlord for any Claim in connection with any Default giving rise to the termination or the termination of the lease; and

(b)                                 the Landlord may recover damages from the Tenant for the damage suffered by the Landlord for the Term including the difference between the aggregate of the Base Rent, and other money payable by the Tenant for the unexpired residue of the Term.

11.8                                The Landlord’s right to recover damages from the Tenant or any other person is not affected or limited if:

(a)                                 the Tenant abandons or vacates the Premises;

(b)                                 the Landlord acting lawfully elects to re-enter the Premises or terminate the lease;

(c)                                  the Landlord acting lawfully accepts the Tenant’s repudiation; or

(d)                                 the parties’ conduct (or that of any person on their behalf) constitutes a surrender by operation of law.

Landlord may institute proceedings

11.9                                The Landlord may institute legal proceedings claiming damages against the Tenant in respect of the Term including the period before and after any repudiation, abandonment, termination, acceptance of repudiation or surrender by operation of law whether the proceedings are instituted before or after that conduct.

Interest on overdue money

11.10                         The Tenant must pay on demand interest on any money due but unpaid by the Tenant under this lease. Interest is payable at the Default Interest Rate and is to be computed on daily balances from the day after the due date for payment of the money until payment of that money in full. Interest not paid when due is to be capitalised at monthly intervals. Interest is payable on capitalised interest at the rate and in the manner referred to in this clause. Interest is recoverable in the same way as rent in arrears.

12                                          End Date

End Date obligations

12.1                                On the End Date the Tenant must yield up the Premises in the order and condition described in clause 7.1.

12.2                                On or before the End Date the Tenant:

(a)                                 must, but only if required by the Landlord, remove all or part of the Tenant’s Fixtures, and if required by the Landlord remove all fitout (regardless of who owns it), fixtures, fittings, furnishings, cables, conduits, wires (including, without limit, to the extent required by the Landlord, any existing partitioning or items which may be owned by the Landlord, the Tenant or a previous tenant);

(b)                                 reinstate and make good all penetration, including without limit the interconnecting wall to 343 George Street, Sydney;

(c)                                  must remove all Tenant’s Signs from the Building;

(d)                                 must give all Keys to the Landlord;

(e)                                  must if applicable, comply with clause 5.4;

(f)                                   must, but only if required by the Landlord, reinstate and make good the Premises and Services (including without limit, mechanical services, fire protection and electrical services) to base building layout and specifications;

(g)                                  must, if required by the Landlord, reinstate all ceiling and skirting services and repair the ceiling and floor to base building layout and specifications; and

(h)                                 must repaint the Premises to a standard, colour, and design acceptable to the Landlord; and

(i)                                     must (if applicable) have all carpets in the Premises professionally steam cleaned, have all light fittings and the whole Premises professionally cleaned, replace all light globes and remove all rubbish from the Building.

(j)                                    deleted.

For the avoidance of doubt, the Tenant is not required to undertake any make good to the Licenced Area, subject to clause 31.3(h).

Tenant not to cause damage

12.3                                In performing its obligations under clauses 12.2, the Tenant must comply with this lease, including clause 5.2(w) and the Tenant must make good any damage to the Building or the Premises caused by the Tenant.

12.4                                If the Tenant defaults under clause 12.1, 12.2 or 12.3 or if the Landlord exercises its rights under clause 11.4, then the Landlord at the Tenant’s cost may after having given the Tenant 48 hours notice of its intention to do so carry out such work under clause 12.2 or 12.3 as the Landlord in its discretion thinks fit.

12.5                                The Landlord is entitled to treat any Tenant’s Fixtures not removed as if the Tenant had abandoned its interest in them and they had become the property of the Landlord and the Landlord may deal with them as the Landlord thinks fit (including sale or disposal of the Tenant’s Fixtures by public auction or otherwise) without being liable in any way to account to the Tenant.

13                                          Landlord’s rights

Roof

13.1                                The Landlord reserves the exclusive right to use the roof of the Building or to grant leases or licences or otherwise authorise any person to use those areas for such purposes as it thinks fit, subject at all times to the Tenant’s rights in accordance with clause 31.

Building name

13.2                                The Landlord reserves all rights in respect of the name of the Building and may change the name of the Building at its discretion from time to time.

Change of Landlord

13.3                                If another person becomes entitled to receive the rent payable by the Tenant under this lease, the Landlord is released from any obligation under this lease arising after that other person acquires the Landlord’s interest in this lease (and in respect of obligations prior to that date, once it has complied with those obligations) and the Tenant at the Landlord’s cost must enter into such covenants with the other person as the Landlord reasonably requires.

13.4                                An obligation owed by the Tenant to the Landlord which is due for performance before an event in clause 13.3 (including the payment of amounts owing for Base Rent in respect of a period or date or because of an event or Market Review Date occurring before that event) remains owing to the Landlord and not to the other person and may be recovered by the Landlord in its own name.

Landlord’s agents

13.5                                The Landlord may appoint persons to exercise any of its rights or perform any of its duties under this lease. Following receipt of notification of appointment to act from the Landlord, the Tenant must treat those persons when they are exercising those rights or performing those duties as if they were the Landlord. Communications from the Landlord override those from the persons appointed if they are inconsistent.

Close Building

13.6                                The Landlord may close the Building and the Land or both in an emergency or if the Landlord otherwise deems that action reasonably necessary.

Premises security

13.7                                The Landlord may enter the Premises to lock any door or window left unlocked. The Landlord is not responsible nor liable for security in the Premises or in respect of any unauthorised entry to the Premises.

Rules

13.8                                The Landlord may introduce and vary Rules which are consistent with this lease. The Tenant must at its own cost comply with all Rules.

Emergency

13.9                                Where in this lease there is reference to an emergency the reasonable determination of the Landlord as to the existence of an emergency is conclusive.

Landlord access

13.10                         To allow the Landlord to perform its obligations under this lease or under any Laws or Requirements, the Tenant must (upon receiving reasonable notice from the Landlord except in the case of an emergency when no notice is required) give the Landlord access to the Premises during the hours as the Landlord may notify to the Tenant from time to time.

Structural works

13.11                         Where in this lease the Tenant is obliged to do any work of a structural nature or which affects the Facilities, the Services or the Landlord’s Fixtures, the Landlord may elect that that work will be carried out only by the Landlord at the Tenant’s reasonable cost (and in determining reasonable cost the Tenant accepts the need of the Landlord to have regard to factors such as the urgency of the work, the nature of the work and the need to preserve any warranty or guarantee rights or to comply with service contracts).

Alterations to the Building

13.12                         The Landlord reserves the right from time to time to enlarge, alter or reduce the Building (other than the Premises, subject to the Landlord’s rights in relation thereto under this lease) and to carry out construction or demolition works in any part of the Building.

Right of Entry to Premises

13.13                         The Landlord reserves the right and the Tenant shall permit the Landlord with all necessary materials, machinery, equipment and appliances at all times and upon reasonable notice (but without notice in any case which the Landlord considers an emergency) to enter upon the Premises and to use the whole or any part thereof for all or any of the following purposes:

(a)                                 carrying out or effecting any of the works contemplated by clauses 13.14 or 25.1;

(b)                                 erecting, laying or installing in, under or over the Premises pipes, sewers, drains, mains, ducts, conduits, gutters, watercourses, wires, cables, channels, flues and all other conducting media which may be required for or in connection with any existing or future Services;

(c)                                  inspecting, removing, maintaining, repairing, altering or adding to the Services whether in the Premises or some other part of the Building;

(d)                                 effecting any alterations, additions, improvements, repairs, maintenance or other work:

(i)            to the Building or the Premises which may be incumbent upon the Landlord under the provisions of any Laws or Requirements or which the Landlord may be entitled and elects to carry out pursuant to any provision of this lease, or

(ii)         to the Building which the Landlord may consider necessary or desirable.

Scaffolding

13.14                         The Landlord reserves the right and the Tenant shall permit the Landlord to erect scaffolding in or about the Building.

14                                          Notices

14.1                                A Notice:

(a)                                 must be in writing;

(b)                                 must be left at the address or sent to the facsimile number of the party in item 12, as varied by notice; and

(c)                                  may be sent by certified mail to the address of the party in item 12, as varied by notice.

14.2                                A Notice sent by certified mail and correctly addressed is taken to be received on the third (seventh, if posted to or from a place outside Australia) day after posting. A Notice sent by facsimile is taken to be received on production of a transmission report by the machine from which the facsimile was transmitted confirming that the whole facsimile was successfully transmitted to the facsimile number of the recipient notified for the purpose of this clause 14, unless the sender is aware that the transmission was impaired.

14.3                                A Notice by a party under this lease may be given by an Authorised Officer of the party.

14.4                                Unless a later time is specified in it, a Notice takes effect from the time it is received or deemed under this lease to be received.

14.5                                A certificate signed by the Landlord or its solicitors about a matter or about a sum payable to the Landlord in connection with this lease is sufficient evidence of the matter or sum stated in the certificate unless the matter or sum is proved to be false.

15                                          Bank Guarantee

15.1                                On or before the Commencement Date, the Tenant must deliver to the Landlord a Bank Guarantee.

15.2                                The Landlord at any time may claim on the Bank Guarantee and apply any money received towards money (including damages) payable by the Tenant in connection with this lease or any Related Agreement as the Landlord determines.

15.3                                The Landlord may claim and the bank is entitled to pay under the Bank Guarantee without reference to the Tenant and despite any contrary objection, claim or direction by the Tenant or any other party to a Related Agreement.

15.4                                The Landlord’s rights under this clause 15 are in addition to the other rights and remedies of the Landlord in relation to any default of the Tenant in connection with this lease.

15.5                                Each time the Landlord claims on a Bank Guarantee, the Landlord may notify the Tenant to top up the Bank Guarantee in relation to the claim (and any previous claims) made by the Landlord. Within seven days of receipt of each notice the Tenant must:

(a)                                 reinstate the Bank Guarantee to the full amount before the claims; or

(b)                                 give the Landlord a supplemental Bank Guarantee equal to the amount of the claims.

15.6                                If requested by the Landlord after each review of the Base Rent the Tenant must give the Landlord, within 7 days of the Landlord’s request, a supplemental bank guarantee so that the Bank Guarantee at all times is equal to the amount required in item 13.

15.7                                The Bank Guarantee must be assignable to the Landlord’s successors and assigns.

15.8                                Deleted.

15.9                                The Bank Guarantee will be returned to the Tenant provided that:

(a)                                 the Landlord has not exercised its rights under clause 11.4 of this lease following a Tenant Default; and

(b)                                 the Tenant has complied with all its obligations under this lease.

15A                                 Security Deposit

15A.1                       If the Landlord agrees that the Tenant may provide a security deposit in lieu of the Bank Guarantee, this clause 15A applies.

15A.2                       On or before the Commencement Date the Tenant must pay the security deposit to the Landlord by bank cheque.

15A.3                       The security deposit must be for the amount specified in item 13.

15A.4                       If the Tenant does not comply with its obligations under this lease or if the Landlord suffers damage because the Landlord cannot obtain possession of the Premises, then the Landlord may use the security deposit without notice to the Tenant.

15A.5                       If the Landlord uses the security deposit and the Landlord gives the Tenant a notice stating the amount required to fully reinstate the security deposit, the Tenant must pay that amount by bank cheque within 7 days of the Landlord issuing the notice.

15A.6                       When this lease ends, the Landlord may use any part of or the full amount of the security deposit for outstanding amounts payable by the Tenant under this lease.

16                                          Guarantors

Guarantee

16.1                                In consideration of the Landlord agreeing to grant this lease to the Tenant at the request of the Guarantor the Guarantor enters into this guarantee (“Guarantee”) in favour of the Landlord on the terms specified in this clause 16.

Scope of Guarantee

16.2                                The Guarantor agrees to guarantee the payment of Base Rent and the observance and performance of all the Tenant’s obligations as specified in this lease throughout the Term, including during holding over as periodical tenant after the expiry of the Term by the Tenant, its successors and assignees of this lease.

16.3                                This Guarantee covers the whole period whilst the Tenant occupies or is entitled to occupy the Premises under this lease as the Tenant, or whilst holding an equitable interest over the Premises under an agreement for lease or as a periodical tenant.

16.4                                This Guarantee extends to claims by the Landlord:

16.4.1              for damages for breaches of covenants under this lease;

16.4.2              for breaches of any essential terms of this lease;

16.4.3              for repudiation of this lease;

16.4.4              for the Landlord’s loss or damage in the event of the Tenant abandoning or vacating the Premises;

16.4.5              in the event of the Landlord electing to re-enter or to terminate this lease;

16.4.6              for the Landlord’s reasonable legal and other expenses of seeking to enforce those obligations against the Tenant and the Guarantor, recovering possession and terminating this lease; and

16.4.7              for loss or damage consequent on disclaimer of this lease on the Tenant’s insolvency, as if this lease had not been disclaimed.

16.5                                This Guarantee is in favour of the Landlord and its successors and assigns being the owner of the Premises from time to time during the continuance of this Guarantee.

Liability of several Guarantors

16.6                                When there is more than one Guarantor under this lease:

16.6.1              the term Guarantor in this clause refers to each of the Guarantors and to all of them;

16.6.2              their obligations as Guarantor are joint and several;

16.6.3              the Landlord may enforce this Guarantee against all or any of them;

16.6.4              any notice or demand may be served on all of them by serving anyone of them; and

16.6.5              this Guarantee remains binding on the other Guarantors, even if

(a)                                 any Guarantor fails to execute this lease or to enter into this Guarantee;

(b)                                 this Guarantee is not binding on any Guarantor; or

(c)                                  the Landlord shall release any Guarantor from liability under this Guarantee.

Landlord’s covenants

16.7                                The Landlord covenants with the Guarantor to take reasonable steps to require the Tenant to comply with the Tenant’s obligations under this lease before seeking to enforce this Guarantee.

Landlord’s liability to Guarantor

16.8                                The Landlord’s failure to comply with the covenant in clause 16.7 shall not discharge this Guarantee, but the Guarantor may claim damages from the Landlord for any such breach and may rely on it in proceedings for injunction and for relief against forfeiture of this lease.

Claim under Guarantee

16.9                                The Landlord is entitled to require the Guarantor to pay to the Landlord any outstanding Base Rent or other amount or to compensate the Landlord for any loss or damage without the Landlord having instituted any proceedings against the Tenant in respect of such claims or breaches.

Guarantee not discharged

16.10                         This Guarantee is not discharged and the Landlord’s rights against the Guarantor are not affected by any of the following:

16.10.1       the granting of any indulgence or extension of time by the Landlord to the Tenant or to the Guarantor;

16.10.2       the Landlord’s neglect or failure to enforce covenants under this lease against the Tenant or waiver of any breaches or defaults under this lease;

16.10.3       the total or partial release of liability of the Tenant or of a Guarantor by the Landlord;

16.10.4       the entry into any arrangement, composition or compromise relating to this lease between the Landlord and the Tenant or any other person;

16.10.5       the variation of any provision of this lease between the Landlord and the Tenant without the Guarantor’s consent but only if they are minor and are not prejudicial to the Guarantor;

16.10.6       the death or bankruptcy or winding up of the Tenant or the Guarantor;

16.10.7       the Tenant’s liability under this lease, or this lease, being or becoming invalid, illegal, or unenforceable, including through any act, omission or legislation; or

16.10.8       the disclaimer of this lease following the Tenant’s insolvency.

Landlord’s certificate

16.11                         For the purpose of this Guarantee, a certificate or statement signed by or on behalf of the Landlord or the Landlord’s solicitors relating to any sum of money claimed by the Landlord to be due from the Tenant under this lease is prima facie evidence of the amount claimed and the facts stated therein.

Payments

16.12                         In respect of any payment made by or on behalf of the Tenant under this lease which is void or is avoided for any reason, the Guarantor shall remain liable under this Guarantee as if that payment had not been made.

Until the Landlord’s claims against the Tenant and against the Guarantor have been fully satisfied, the Guarantor will hold on trust for the Landlord any money received by the Guarantor under any arrangement, composition, assignment, liquidation or bankruptcy of the Tenant.

17                                          Payments and costs

17.1                                Except where provided in this lease to the contrary, the Tenant must make payments under this lease without set-off or counterclaim and free and clear of any withholding or deduction.

17.2                                All payments by the Tenant under this lease must be paid to the Landlord or to a person nominated by the Landlord in a notice given to the Tenant.

17.3                                If the Tenant pays an amount and it is found later that the amount payable should have been higher, then the Landlord may demand payment of the difference even though the Landlord has given the Tenant a receipt for payment of the lower amount.

17.4                                The Landlord need not make demand for any amount payable by the Tenant under this lease unless this lease expressly specifies that demand must be made.

17.5                                All money under this lease must be paid to the address of the Landlord in item 12 or to such other place and in such manner (including by direct debit or electronic funds transfer) as the Landlord acting reasonably may direct.

17.6                                If the Tenant must pay to or reimburse the Landlord any cost, charge or other money under this lease, that amount is payable on demand unless otherwise provided in this lease.

17.7                                The Tenant must pay all stamp duty (including penalties and fines other than penalties and fines due to the default of the Landlord), mortgagee’s consent fees and registration fees in connection with this lease.

17.8                                If the Tenant defaults under this lease, the Tenant must pay all costs and expenses (including legal costs) which the Landlord suffers or incurs in connection with that default.

17.9                                Where the Tenant is obliged under this lease to do some act or thing, it must be done at the cost of the Tenant unless otherwise provided in this lease.

17.10                         The Tenant’s obligation to pay under this lease is an obligation to pay to the Landlord unless otherwise provided in this lease.

17.11                         The Tenant must pay the Tenant’s and the Landlord’s reasonable legal costs in respect of the preparation, negotiation, stamping and registration of this lease.

18                                          Governing law

18.1                                This lease is governed by the law in force in New South Wales.

18.2                                Each party submits to the non-exclusive jurisdiction of the courts of New South Wales.

18.3                                Without preventing any other mode of service, any document in an action (including any writ of summons or other originating process or any third or other party notice) may be served on any party by being left for that party at its address for service of notices set out in item 12, as varied by notice.

19                                          General

Exercise of rights

19.1                                The Landlord may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by the Landlord does not prevent a further exercise of that or of any other right, power or remedy.

19.2                                Failure by either party to exercise or delay in exercising a right, power or remedy does not prevent its exercise.

19.3                                The rights, powers and remedies provided in this lease are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this lease.

Waiver

19.4                                A provision of or a right created under this lease may not be waived or varied except in writing signed by the party or parties to be bound.

19.5                                A custom or practice which may grow up between the parties in the course of administering this lease is not to be construed to waive or to lessen:

(a)                                 the right of the Landlord to insist on the performance by the Tenant of any provision of this lease; or

(b)                                 the Landlord’s rights, powers or remedies in respect of any default of the Tenant.

19.6                                A waiver by either party of a particular breach or default is not to be deemed to be a waiver of the same or any other subsequent breach or default.

19.7                                The demand of or subsequent acceptance of any money under this lease by the Landlord is not to be deemed a waiver of any preceding breach of this lease by the Tenant, other than the relevant Tenant’s breach to which the payment relates.

Legislation

19.8                                Any present or future legislation which operates to vary the obligations of the Tenant in connection with this lease with the result that the Landlord’s rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

Set-off

19.9                                At its sole discretion the Landlord may, upon giving the Tenant written notice, apply any credit balance in any currency in any account of the Tenant with the Landlord towards satisfaction of any amount then payable by the Tenant to the Landlord under this lease. At its sole discretion the Landlord by notice to the Tenant may reduce the amount payable at any time by the Landlord to the Tenant by the amount payable at that time by the Tenant to the Landlord under this lease. The Tenant is taken to have paid the Landlord that part of the amount then payable by the Tenant equal to the amount of the reduction. The Tenant authorises the Landlord in the name of the Tenant or the Landlord to do anything (including to execute any document) that is required for the purpose of this clause.

Indemnities

19.10                         Each indemnity in this lease is a continuing obligation, separate and independent from the other obligations of the Tenant and survives the End Date. It is not necessary for the Landlord to incur expense or make payment before enforcing a right of indemnity conferred by this lease.

Exclusion of statutory provisions

19.11                         The covenants, powers and provisions implied in leases because of sections 84, 84A, 85 and 86 of the Conveyancing Act 1919 do not apply to this lease. In this lease words used in any of the forms of words in the first column of part 2 of schedule 4 to the Conveyancing Act 1919 do not imply a covenant under section 86 of that act

Antecedent rights and obligations

19.12                         The End Date does not affect:

(a)                                 the Landlord’s or the Tenant’s rights in connection with a breach of this lease by the other party before the End Date; or

(b)                                 the Landlord’s or the Tenant’s obligations under this lease in respect of periods before the End Date.

Severability

19.13                         If a provision of this lease is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this lease has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this lease or is contrary to public policy.

If document not a lease

19.14                         If this document is found not to be a lease or to be a lease for a period less than the Term, the parties are bound in contract to carry out their obligations under this document for the Term, as if this were deemed to be a lease, unless expressly released under this document from those obligations.

Relationship of parties

19.15                         This lease does not create any relationship between the parties other than the relationship of landlord and tenant on the terms of this lease.

Counterparts

19.16                         This lease may consist of a number of counterparts. The counterparts taken together constitute one instrument.

No caveat

19.17                         The Tenant must not lodge or allow to be lodged for it a caveat against the Land in relation to this lease after registration of this lease at the office of Land and Property Information — NSW.

Entire agreement

19.18                         This lease constitutes the entire agreement of the parties in relation to the matters in this lease and supersedes all prior agreements, understandings and negotiations between the parties in relation to those matters.

Attorneys

19.19                         If this lease is executed by an attorney the attorney states by such execution that as at the time of such execution the attorney has received no notice of the revocation of the power of attorney under which the attorney executed this lease.

Non-merger

19.20                         Each representation and covenant under this lease continues until satisfied or completed.

20                                          GST

20.1                                The Base Rent and other moneys payable under this lease by the Tenant have been calculated without regard to GST. The parties intend the Landlord to be entitled to charge an additional amount if the Landlord becomes subject to GST as a result of the grant of this lease or any supply to the Tenant under or in connection with this lease. In order to give effect to this intention, the following provisions of this clause apply.

Passing-on provision

20.2                                If a supply made by the Landlord to the Tenant under this lease is subject to GST the Tenant must pay to the Landlord at the same time as payment for the supply is due an additional amount equal to 10% of the amount of the payment for the supply.

GST invoice

20.3                                The Landlord must give the Tenant the documentation in the form and containing the information required by law to enable the Tenant to claim a refund or credit of GST payable on the supply by the Landlord at the same time a request for payment for the supply is made.

Change in rate

20.4                                If the GST rate changes then, from the date of the change clause 20.2 will be deemed amended so that the new rate applies in lieu of the percentage stated in clause 20.2.

21                                          Strata Conversion

21.1                                In this clause ‘strata conversion’ means a subdivision of the Premises or the Building under the Strata Titles (Freehold Development) Act 1973 or the Community Land Development Act 1989 or the Community Land Management Act 1989 or any other legislation permitting such a subdivision.

21.2                                The Tenant acknowledges that the Landlord may complete a strata conversion of the Premises and the Building.

21.3                                The Tenant consents to the strata conversion.

21.4                                The Tenant will, within seven (7) days of the Landlord’s written request to do so, sign and return to the Landlord any consents and other documents necessary to enable the Landlord to carry out the strata conversion and the Tenant will make no objection or claim for compensation in relation to the strata conversion. The Tenant will be deemed to have given all such consents and approved all such other documents if the Tenant has not returned all such consents to the Landlord within seven (7) days of the Landlord’s written request to do so.

21.5                                When the strata conversion occurs:

(a)                                 any reference in this lease to the Building will be deemed to be a reference to the buildings comprised in the registered plan or plans of which the Premises form part;

(b)                                 the rules and regulation made by the Landlord for the Building will be deemed to include any by-laws of the owner’s corporation;

(c)                                  this lease will be amended (by a variation of lease at the Landlord’s cost) in any respect that is necessary to ensure that this lease reflects the fact that the strata conversion has been carried out; and

(d)                                 any levies or other monies payable to the owner’s corporation will be deemed to be Building Outgoings for the purposes of this lease;

(e)                                  the following clause will be added to this lease:

‘Strata By-Laws

The Tenant must at all times comply with the by-laws of the Strata Plan and it is agreed between the Landlord and the Tenant that all such by-laws shall be deemed to be incorporated in this lease as covenants to apply between the Landlord and the Tenant in the same manner as such by-laws are applicable between the owners corporation of the Strata Plan and the registered proprietors of the lots in the Strata Plan.’; and

(f)                                   the Tenant will not be liable to pay any additional items of costs or outgoings other than as required under this lease.

22                                          Option to Renew

22.1                                If the Tenant:

22.1.1              has paid the Base Rent punctually during this lease;

22.1.2              has not failed to observe and perform its obligations during the Term which has been serious or persistent or both;

22.1.3              gives notice to the Landlord under clause 22.2; and

22.1.4              between the time of notification and the end of the Initial Term duly and punctually pays the annual rent and performs its obligations under this lease,

then at the end of the Initial Term, the Landlord must grant and the Tenant must take a further lease of the Premises in accordance with this clause 22.

22.2                                A notice of exercise of the Tenant’s option under this clause 22 must:

22.2.1              state clearly that the Tenant wishes to take a further lease of the Premises under the option contained in clause 22.1; and

22.2.2              be given not earlier than 18 months and not later than 12 months before the end of the Initial Term.

22.3                                The provisions of the further lease will be the same as the provisions of this lease with the following exceptions:

22.3.1              the new lease will begin immediately after the end of the Initial Term;

22.3.2              the term of the new lease will be three (3) years;

22.3.3              the Base Rent at the commencement of the new lease will be the Base Rent for the last lease year of the Initial Term increased by 4%;

22.3.4              this clause 22 will be deleted; and

22.3.5              clauses 27, 28 and 30 will be deleted;

22.3.6              all other consequent changes of dates as necessary to reflect the new lease term; and

22.3.7              the new lease will provide for an incentive of 10% of the gross Base Rent and Tenant’s Proportion of Building Outgoings payable by the Tenant over the option term but calculated on the Base Rent and Tenant’s Proportion of Building Outgoings payable by the Tenant in the first year of the option term.

23                                          Tenant’s Fitout

23.1                                In this clause:

“Consents” means all consents and approvals from the Authorities necessary for the carrying out of the Fitout Work including, without limit, a construction certificate; and

“Fitout Work” means any work to be carried out by the Tenant in fitting out the Premises including the Tenant’s Fixtures.

23.2                                If the Tenant completes any Fitout Work, it must not carry out the Fitout Work without obtaining the Landlord’s prior written approval and the Consents.

23.3                                The Tenant must, prior to obtaining the Consents and prior to commencing the Fitout Work, submit to the Landlord for the Landlord’s written approval:

(a)                                 detailed work drawings and specifications for completing the Fitout Work including (but without limitation) full details of fittings, proposed finishes and any alterations or additions to the Premises; and

(b)                                 details of all contractors and subcontractors to be employed in the carrying out of the Fitout Work. The Landlord may (acting reasonably) require the Tenant to amend the Fitout Work prior to giving the Landlord’s approval.

23.4                                The Tenant:

(a)                                 will proceed with all expedition to obtain from the Authorities the Consents;

(b)                                 must complete the Fitout Work within a reasonable time;

(c)                                  indemnifies the Landlord from and against all claims and losses arising from the Fitout Work or the completion of the Fitout Work; and

(d)                                 must complete the Fitout Work in accordance with the Landlord’s fitout guide issued for the Building from time to time.

23.5                                The Tenant must after obtaining the Consents and the Landlord’s approval:

(a)                                 carry out the Fitout Work in a good and reasonable manner; and

(b)                                 at the expiration or sooner termination of this lease, unless the Landlord otherwise requires, remove those items of the Fitout Work from the Premises and promptly make good any damage caused by that removal and comply with clause 12 of this lease.

24                                  Deleted

25                                          Tenant Acknowledgements

25.1                                The Tenant acknowledges that:

(a)                                 the Landlord is in the process of completing a refurbishment of the Building;

(b)                                 the Landlord discloses to the Tenant the likelihood of the following occurring as a result of the refurbishment:

•               access to the Premises being inhibited; and

•               disruption of, or significant adverse effect on, the Tenant’s operations in the Premises;

(c)                                  notwithstanding any rights of quiet enjoyment of the Tenant, the Tenant cannot make any claim for compensation or damages in respect of anything disclosed in this clause for any losses, damages or costs arising from the Landlord’s refurbishment of the Building or anything arising from the likely occurrences disclosed in this clause; and

(d)                                 that other occupants of the Building will from time to time conduct fit out work on entry, alteration or vacating their premises and unless those works and actions by other occupants materially and substantially derogate from the grant of this lease then the Tenant shall not make any objection, claim or fail to fulfil its obligations under this lease as a result of fitout works described in this clause and conducted by the Landlord or other occupants of the Building.

26                                          Incentive

26.1                                After the Roof Garden Costs (if any) have been determined and agreed by both parties, the Landlord will allow the incentive calculated pursuant to clause 26.2 (the Tenant’s Incentive) to the Tenant.

26.2                                The Tenant’s Incentive will be calculated as follows:

Tenant’s Incentive = A — B

where:

A = $1,786,267.00

B = 49.33 % of the Roof Garden Costs

26.3                                The Tenant’s Incentive will be allowed to the Tenant as rent free period amortised equally over the number of whole months calculated from the date of completion of the Roof Garden Works to 30 June 2020.

27                                          Roof Garden Works

27.1                                The Landlord and the Tenant will negotiate and agree with one another in good faith, acting reasonably, cooperatively and using reasonable endeavours, to agree as to the scope and specifications of the proposed roof garden on the roof level of the Building for exclusive use by the Tenant in accordance with clause 31 (but subject to the Landlord’s rights under this lease and clause 31) together with access for the Tenant to the roof garden (“the Roof Garden Works”) and all ancillary matters thereto.

27.2                                In the event that the Lessor and the Lessee, having complied with clause 27.1, are unable to agree as to the scope and specifications of the Roof Garden Works, then the Lessor and the Lessee will not be obliged to proceed with undertaking the Roof Garden Works in accordance with this clause 27, and the balance of this clause 27 shall cease to have effect.

27.3                                Subject to clauses 27.1 and 27.2, the Landlord will construct promptly, in a good workmanlike manner using new materials appropriately qualified licensed contractors, the Roof Garden Works.

27.4                                All costs associated with the Roof Garden Works (“the Roof Garden Costs”) will be paid by the Landlord but partially deducted from the Tenant’s Incentive under clause 26.2 above.

27.5                                This clause 27 will not be contained in any option lease.

28                                          Landlord Works

28.1                                The Landlord shall, as soon as reasonably practicable after the Commencement Date, at its own cost, undertake the following in a good workmanlike manner:

(a)                                 undertake a review of the air-conditioning in the Premises and resolve any base building issues identified in that review to the reasonably satisfaction of the Tenant. Such review must be undertaken promptly by an appropriately qualified licensed contractor;

(b)                                 use reasonable endeavours to have the staged works being completed by the fire damper contractor finalised as soon as practicable.

This clause 28 will not be contained in any option lease.

29                                          Dogs Permitted

29.1                                While the Tenant is Atlassian Pty Ltd ACN 102 443 916, the Tenant will be permitted to allow dogs owned by its employees within the Premises subject to the following conditions:

(a)                                 dogs must be contained within the Premises and not permitted on or in Common Areas;

(b)                                 dogs must be removed from the Premises daily and must not be permitted to remain overnight;

(c)                                  the Tenant’s rights under this clause are subject always to the Tenant at its own cost obtaining the approval of all Authorities and providing evidence of such approvals to the Landlord;

(d)                                 dogs must only be brought into the Premises using a rear lift in the Building nominated by the Landlord;

(e)                                  in the event that the Landlord receives any notice or complaint from another occupant of the Building or from any Authority in respect of the dogs, the Landlord must notify the Tenant in writing of same, and the Tenant must immediately rectify the source of the notice or complaint, and if the Tenant fails to do so within a reasonable time thereafter, the Tenant’s rights under this clause will cease immediately thereafter; and

(f)                                   the Landlord may (acting reasonably) from time to time limit the number of dogs that the Tenant allows within the Premises, provided that if the number of dogs that the Tenant allows within the Premises is to be limited as a result of a request from an Authority, the Landlord is deemed to be acting reasonably.

30                                          Tenant’s Right of First Refusal

30.1                                If the existing tenant of levels 4 and 5 of the Building does not exercise its option to renew under its lease (“Existing Lease”) and if the Landlord proposes to lease levels 4 and 5 of the Building (“Both Levels”), the Landlord must not do so without complying with the following provisions of this clause 30:

(a)                                 the Landlord must give notice to the Tenant, no later than six (6) months prior to the expiry date of the Existing Lease, that the Landlord proposes to lease Both Levels) and that the existing tenant did not exercise its option to renew under the Existing Lease;

(b)                                 the notice referred to in clause 30.1(a):

(i)                                     must be in writing;

(ii)                                  must state the details referred to in clause 30.1(a); and

(iii)                               must state the proposed base rent payable and incentive to be provided under the lease over Both Levels.

(c)                                  The Tenant may, but only within 60 days of the date of service of the notice referred to in clause 30.1(b), serve on the Landlord a written notice to the effect that the Tenant has decided to exercise its right to lease Both Levels whereupon the Landlord shall instruct their solicitor to prepare one (1) lease over Both Levels. Such lease shall be on the same terms and conditions as this lease except for:

(i)                                     the “Premises” shall be changed to Levels 4 and 5 and the area in clause 2.3 will be amended to reflect the estimated lettable area of Levels 4 and 5;

(ii)                                  the initial term will commence on 1 April 2018 (“the Start Date”) and expire on 30 June 2023;

(iii)                               the Tenant must be granted access to Both Levels on 1 April 2018 for the purposes of undertaking fitout;

(iv)                              the Tenant will be granted an incentive as determined in accordance with clause 30.1(c)(vii);

(v)                                 there will be no option period;

(vi)                              the rent reviews during the term will be 4% annual increases on each anniversary of the commencement date of the new lease;

(vii)                           the base rent and incentive payable at the Start Date shall be determined by agreement between the parties in good faith, however if the parties cannot agree within 21 days of the Tenant’s notice in accordance with clause 30.1(c) then the parties will appoint a Valuer in accordance with clause 3.5 of this lease who must determine the market rent and incentive in accordance with clause 3.9 except that for the purposes of this clause 30, clause 3.9.8 is deleted;

“3.9.8              take into account that the Landlord has provided a two (2) month rent free period under the lease over Both Levels.”

The valuer must also determine the incentive based on market conditions for a lease renewal for an existing tenant.

(viii)                        this first right of refusal (clause 30) shall be deleted;

(ix)                              clauses 27 and 28 shall be deleted; and

(d)                                 If the Tenant exercises its right to lease Both Levels under clause 30(c), the Tenant will be deemed to have exercised the option to renew for a further 3 years under clause 22 of this lease and the Tenant must take a further lease of the Premises in accordance with clause 22.

(e)                                  Within twenty one (21) days after service of the leases referred to in clause 30.1(c), the Tenant must return the duly signed lease to the Landlord’s solicitor together with the original bank guarantee required under the lease, evidence of insurances required under the lease and all documents or cheques required under the lease.

(f)                                   In the event of the Tenant failing to give notice in accordance with clause 30.1(c), the Landlord is at liberty to lease one or Both Levels to other parties.

(g)                                  The rights contained in this clause 30 are personal to the Tenant while the Tenant is Atlassian Pty Ltd ACN 102 443 916 or a Related Body Corporate only and are not assignable to any assignee or transferee.

This clause will not be contained in any option lease.

31                                          Licensed Area

31.1                                “Licensed Area” in this lease means the roof garden to be constructed by the Landlord under clause 27 of this lease.

31.2                                Subject to and in accordance with the terms of this clause 31, during the Term the Landlord grants to the Tenant an exclusive licence to use the Licensed Area, subject to the Landlord’s rights under this lease and this clause 31.

31.3                                The Tenant must at its own cost:

(a)                                 clean the Licensed Area to the extent it is not clean or tidy due to the Licensee’s actions;

(b)                                 use the Licensed Area only for the Permitted Use and uses ancillary to the Permitted Use;

(c)                                  except as a result of the act, negligence or default of the Landlord or the Landlord’s Agents, indemnify the Landlord and the Landlord’s Agents in respect of all claims for loss or damage arising out of the Tenant’s use of the Licensed Area or the use of the Licensed Area by the Tenant’s Employees and Agents;

(d)                                 observe and comply with all reasonable rules and any building management statement from time to time introduced by the Landlord in relation to the Licensed Area;

(e)                                  use the Licensed Area at the risk of the Tenant;

(f)                                   except as a result of the act, negligence or default of the Landlord or the Landlord’s Agents, the Tenant releases the Landlord and the Landlord’s Agents from all claims of every kind resulting from any accident, damage or injury occurring as a result of the Licensed Area or its use;

(g)                                  not alter, add to or in any way change the Licensed Area without the Landlord’s prior consent (which must not be unreasonably withheld or delayed);

(h)                                 the Tenant must at the Tenant’s cost make good and repair any damage to the Licensed Area caused or contributed to by the Tenant or the Tenant’s Employees and Agents;

(i)                                     not grant rights in respect of the use of the Licensed Area, sell, sublet, Assign or otherwise part with possession of the Licensed Area or its interest in the Licensed Area or attempt or offer to do so at any time;

(j)                                    remove all rubbish of the Tenant’s and leave the Licensed Area in a clean state and condition at all times after use by the Tenant.

31.4                                The Tenant’s repair obligations under clauses 7.1(a) and (b), 7.3 and 7.4 of this lease extend to the Licensed Area.

31.5                                The Tenant’s insurance obligations and the indemnities in clauses 9.1 to 9.8 inclusive of this lease extend to the Licensed Area.

31.6                                The Tenant must allow the Landlord (and its contractors) unfettered access and use of the Licensed Area at all times reasonably required.

31.7                                The licence granted to the Lessee under this clause 31 will terminate on the End Date or earlier termination of this lease.

31.8                                If at any time:

(a)                                 the Landlord, because of the need to repair or maintain any part of the Licensed Area or Building or because of the operation of any Laws or requirement of any Authority is required to close off the Licensed Area and does so;

(b)                                 the Landlord exercises its rights to close the Licensed Area,

then the Tenant is not entitled to terminate or rescind this lease and the Tenant will not have any right of action or claim for compensation or damages or abatement of Base Rent against the Landlord.

31.9                                This lease is not conditional on the Licensed Area being made available to the Tenant.

31.10                         Notwithstanding any other provision of this clause 31 or this lease, the Tenant will not have any right of action or claim for compensation or damages or abatement of Base Rent against the Landlord because:

(a)                                 of the use or access of the Licensed Area by the Landlord or the Landlord’s contractors in accordance with this clause 31; or

(b)                                 the Tenant’s use of any part of the Licensed Area is restricted or limited for any reason whatsoever in accordance with this clause 31.

32                                          Deleted.

33                                          Deleted.

SCHEDULE 1 DEFINITIONS AND INTERPRETATION

Definitions

1.1                               Unless the context otherwise requires:

Assign means assign, transfer or otherwise dispose of, and Assignment has a like meaning.

Assignee means a person to whom the Tenant proposes to assign this lease under clause 8.3.

Authorised Officer means:

for the Landlord, a director, secretary or an officer whose title contains the word ‘manager’ or a person performing the functions of any of them or any other person appointed by the Landlord to act as an Authorised Officer for the purpose of this lease; and

for the Tenant, a director, secretary or person appointed by the Tenant to act as an Authorised Officer for the purpose of this lease.

Authority means any government, statutory, public or other authority or body having jurisdiction over the Building or the Premises or any matter or thing relating to the Building or the Premises, including but not limited to WorkCover or any heritage authority or body.

Bank Guarantee means an irrevocable and unconditional undertaking in favour of the Landlord only issued by a bank or other person approved by the Landlord containing such terms and conditions as are acceptable to the Landlord for an amount equal to the amount in item 13 with no expiry date.

Base Rent means the annual rent payable by the Tenant under this lease in respect of the Premises as specified in Item 7 and varied in accordance with this lease.

Building means 341 George Street, Sydney and includes the Premises and includes improvements on the Land including the Landlord’s Fixtures, the Facilities, the Services, the Common Areas and the Premises, and where appropriate includes the Land.

Building Outgoings means the items listed in Schedule 2.

Claim means claim, demand, liability, loss, damages, proceedings, costs, charges and expenses.

Commencement Date means the date in item 3.

Common Areas means those parts (if any) of the Building or the Land or both designated by the Landlord from time to time for use by the tenants or other occupiers of the Building and their respective employees, invitees and licensees and any other persons authorised by the Landlord in common with each other, but excluding the roof of the Building and excluding any access to the roof of the Building.

Consumer Price Index means the Consumer Price Index, Sydney — all groups or the index officially substituted for it.

Contaminate means to cause Contamination.

Contamination means the presence in, on or under the Land of a substance at a concentration above the concentration at which the substance is normally present in, on or under (respectively) land in the same locality, being a presence that presents a risk of harm to human health or any other aspect of the environment, including but not limited to any electromagnetic radiation or electromagnetic substances.

Corporations Act means the Corporations Act (Cwth), 2001.

Coverings means blinds, screens, awnings or other window coverings.

CPI Review Date means each date in item 8.

Current CPI means the Consumer Price Index number for the quarter ending immediately before the relevant CPI Review Date.

Dealing means a proposed sub-lease under clause 8.2 or a proposed assignment under clause 8.3, and Deal has a corresponding meaning.

Dealing Conditions means in relation to a Dealing that:

(a)                                 the Tenant, at the time of applying for consent and up to the date of the proposed Dealing, is not in material default in the observance and performance of the Tenant’s Covenants;

(b)                                 the Tenant pays the Landlord’s reasonable and proper costs (whether or not the proposed Dealing proceeds to completion) including the Landlord’s costs and legal costs of giving of their consent;

(c)                                  the Tenant satisfies the Landlord that the Sublessee or Assignee is a respectable, responsible and solvent person;

(d)                                 the Tenant and either the Sublessee or the Assignee execute a deed with the Landlord in a form approved by the Landlord acting reasonably providing among other things that;

(i)                                     the Sublessee or Assignee covenants with the Landlord not to cause or contribute to a breach of this lease by the Tenant;

(ii)                                  the Tenant and either the Sublessee or the Assignee comply with the Landlord’s reasonable requirements in relation to documenting, stamping and registering the proposed Dealing; and

(iii)                               in the case of an assignment the Tenant procures from the Assignee in favour of the Landlord any guarantee the Landlord requires (including without limit a bank guarantee and personal/directors’ guarantees) in a form acceptable to the Landlord of the obligations and covenants of the Sublessee or Assignee in connection with the Dealing.

Default means any breach of this lease by the Tenant and includes (but is not limited to) the defaults listed in clause 11.2.

Default Interest Rate means the rate which is two per centum above the highest overdraft rate charged by the Landlord’s Bank for commercial loans in excess of $100,000 as at the due date for payment of a relevant amount of money under this lease.

Dispute Notice means a notice given under and which complies strictly with clauses 3.5.

Dispute Period means the period commencing on the date of delivery of a Rent Review Notice and ending at 5.00 pm on the date 21 days after that date or within such extended period as the Landlord and the Tenant may agree, time being of the essence.

Emergency Procedures means emergency evacuation procedures and practice drills for emergency procedures in relation to the Building.

End Date means the earlier of the Expiry Date or the date of termination of this lease.

Expiry Date means the date in item 4.

Facilities means all facilities to the Building including car stackers, lifts, air-conditioning and toilets.

Facilities Hours means the times for the provision of relevant Facilities as specified in item 9.

Fixed Percentage Annual Review Date means each date in item 8A.

GST means a goods and services tax, consumption tax, value added tax or like tax.

Heavy Item means any thing which the Tenant proposes to bring in the Building which exceeds the stated carrying capacity of the floors as advised from time to time by the Landlord.

Incentive means any inducement, incentive or concession of any kind however named or structured in connection with a tenancy and includes any premium or capital payment and any period of abatement or reduction of rent or other money.

Inflammable Substance means any substance or thing of an inflammable nature including acetylene gas, volatile or explosive oils and alcohol which in the Landlord’s reasonable opinion might cause damage to the Building.

Initial Term means the lease term of 3 years commencing on 1 July 2017.

Insolvency Event means the happening of any of these events:

(a)                                 an order is made that a body corporate be wound up;

(b)                                 an order appointing a liquidator or provisional liquidator in respect of a body corporate is made;

(c)                                  except to reconstruct or amalgamate while solvent on terms consented to by the Landlord acting reasonably, a body corporate enters into, or resolves to enter into, a scheme of arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any of them;

(d)                                 a body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent on terms approved by the Landlord acting reasonably or is otherwise wound up or dissolved;

(e)                                  a body corporate is or states that it is insolvent;

(f)                                   as a result of the operation of section 459F(1) of the Corporations Act, a body corporate is taken to have failed to comply with a statutory demand;

(g)                                  a body corporate is, or makes a statement from which it may be reasonably deduced by the Landlord that the body corporate is, the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act;

(h)                                 a body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation or an administrator is appointed to a body corporate;

(i)                                     a person becomes an insolvent under administration as defined in section 9 of the Corporations Act or action is taken which could result in that event; or

(j)                                    anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction.

Institute means the Australian Property Institute Inc (NSW Division).

Keys means keys, access cards and other access or security devices relating to the Building.

Land means the land described in item 1.

Landlord means 341 George St Pty Ltd ACN 128 330 192 and its successors am assigns.

Landlord’s Agents means the Landlord’s employees, agents, contractors, consultants, invitees, sub tenants, licensees, concessionaires and others who at any time are in the Building with the consent of the Landlord express or implied.

Landlord’s Bank means the bank for the time being used by the Landlord.

Landlord’s Fixtures means the plant, equipment, fixtures, furniture, furnishings, Coverings, and light fittings in or on the Premises from time to time supplied by the Landlord.

Laws means statutes, rules, regulations, proclamations, ordinances or by-laws present or future and includes applicable Australian Standards and Codes of Practice.

Market Review Date means each of the dates in item 8.

Notice means a notice, approval, consent, certificate, nomination, offer or other communication in connection with this lease.

Permitted Use means the use in item 10.

Premises means the part of the Building demised by this lease as described in item 2 which:

(a)                                 extends up to and including:

(i)                       the internal face of external walls and of any internal structural walls of the Building;

(ii)                    the false ceiling below the internal face of the concrete ceiling;

(iii)                 the internal face of the concrete floor; and

(iv)                the centre line of any partitions which separate the Premises from other parts of the Building; and

(b)                                 includes the Tenant’s Fixtures and the Landlord’s Fixtures in that part of the Building.

Previous CPI means the Consumer Price Index number for the quarter ending immediately before the Previous Rent Review Date.

Previous Rent Review Date means the date being the last CPI Review Date before the relevant CPI Review Date (or, if there has not been one, the

Commencement Date).

Reinstate means to reinstate the Building and make the Premises fit for occupation and use of the Tenant or accessible as the case may be following damage of the kind referred to in clause 9.9.

Reinstatement Notice means a notice given by the Landlord to the Tenant under clause 9.9(b) of the Landlord’s intention to Reinstate.

Related Agreement means any document entered into by the Landlord and the Tenant (or parties related to the Tenant) in connection with this lease.

Related Body Corporate means a related body corporate as defined in the Corporations Act 2001.

Relevant Interest means the power:

(a)                                 to exercise, or to control the exercise of, the right to vote attached to a share or unit; or

(b)                                 to dispose of, or to exercise control over the disposal of, a share or unit.

Rent Day means the 1st day of each month.

Rent Review Notice means a notice given by the Landlord under clauses 3.2 of the Landlord’s assessment of the Base Rent to apply from the relevant Market Review Date.

Requirements means requirements, notices, orders or directions received from or given by any Authority.

Review Period in respect of a Market Review Date or Licence Fee Market Review Date means the period:

(a)                   commencing three months before that Market Review Date; and

(b)                   ending on the day twelve months after that Market Review Date.

Rules means rules relating to the management and care of the Building or the conduct of tenants, occupants and other persons in the Building or the use or occupation of the Building introduced by the Landlord from time to time. As at the Commencement Date of the Initial Term the Rules are those set out in Schedule 3.

Services means all services supplied to or in the Premises such as air conditioning, gas, water, drainage, fresh air, exhaust systems, electricity, sprinkler heads, heating and lighting and includes:

(a)                   the Facilities to the extent that those Facilities are in, connected to or exclusively service the Premises; and

(b)                   the Landlord’s Fixtures.

Sign means a sign, advertisement, notice or similar thing.

Sublessee means a sublessee proposed under clause 8.2.

Tenant means Atlassian Pty Ltd ACN 102 443 916 and its successors and assigns.

Tenant’s Agents means the Tenant’s employees, agents, contractors, consultants, invitees, sublessees, licensees, concessionaires and others who at any time are in the Building with the consent of the Tenant express or implied.

Tenant’s Business means that business of the Tenant carried on in the Premises in compliance with the Permitted Use.

Tenant’s Cleaning Costs means the total costs as determined by the Landlord from time to time of providing cleaning services to the Premises.

Tenant Cause means:

(a)                   any act, omission, neglect, default or misconduct of the Tenant or of the Tenant’s Agents;

(b)                   the particular use or occupancy of the Premises by the Tenant or the Tenant’s Agents; or

(c)                    the Tenant’s Fixtures.

Tenant’s Covenants means the covenants, obligations and agreements on the part of the Tenant contained or implied in this lease.

Tenant’s Fixtures means all fixtures, fittings, plant, equipment, cabling, furniture, internal partitions, fitout and other articles in the Premises in the nature of trade or tenant’s fixtures (including any riser duct cables) in each case which are owned or leased by the Tenant or otherwise brought on to the Premises by or on behalf of the Tenant.

Tenant’s Proportion means the proportion in item 6.

Term means the term of this lease in item 5 being the period from the Commencement Date to the Expiry Date.

Works Conditions means that relevant works consented to by the Landlord under this lease must be carried out:

(a)                   at the Tenant’s cost;

(b)                   to a high quality of design and workmanship;

(b)                   by a contractor and under the supervision of persons both approved by the Landlord;

(c)                    in accordance with all Laws and Requirements:

(d)                   in accordance with plans and specifications approved by the Landlord;

(e)                    in accordance with and only after obtaining the approvals of all relevant Authorities;

(f)                     only after providing copies to the Landlord of all approvals from relevant Authorities in relation to the works prior to carrying out the works;

(g)                    so long as the Tenant provides as-built drawings for the Premises layout and services on completion of the works;

(h)                   so long as the Tenant provides copies to the Landlord of all certificates of compliance from relevant Authorities in relation to the works within a reasonable period as nominated by the Landlord (but in any event within 90 days) after the completion of the works;

(i)                       so long as the Tenant pays the costs of the Landlord in connection with the works including the Landlord’s costs of giving consent and the fees of any architect or other consultant used by the Landlord in connection with the works;

(j)                      subject to any specific conditions of the Landlord’s consent in relation to those works and subject to any fitout guide issued by the Landlord in respect of the Building; and

(k)                   the Tenant must ensure that its contractors do not derogate from the grant of lease and rights of quiet enjoyment of any other tenant in the Building and must use their best endeavours not to cause disruption to the business of Westpac Banking Corporation conducted in the Building or to the Landlord’s Builder or its agents.

Interpretation

1.2                               Unless the context otherwise requires:

(a)                                 a reference to this lease or another instrument includes any variation or replacement of any of them;

(b)                                 a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)                                  the singular includes the plural and vice versa;

(d)                                 the word ‘person’ includes a firm, a body corporate, an unincorporated association or an authority;

(e)                                  a reference to a person includes a reference to the person’s executors, administrators, successors, permitted substitutes (including persons taking by novation) and permitted assigns;

(f)                                   an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

(g)                                  an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;

(h)                                 a reference to an accounting term is to be interpreted in accordance with approved accounting standards under the Corporations Act and, if not inconsistent with those accounting standards, generally accepted principles and practices in Australia consistently applied by a body corporate or as between bodies corporate and over time;

(i)                                     a reference to any thing (including any amount) is a reference to the whole and each part of it and a reference to a group of persons is a reference to all of them collectively, to any two or more of them collectively and to each of them individually;

(j)                                    a reference to the president of a body or authority is a reference, if there is no such person, to the senior officer of the body or authority or to the person who fulfils the duties of president;

(k)                                 a reference to a clause is a reference to a clause in this lease;

(l)                                     ‘include’ (in any form) when introducing a list of items does not limit the meaning of the words to which the list relates to those items or to items of a similar kind;

(m)                             a reference to this lease includes all schedules and annexures to this lease and the Rules;

(n)                                 a reference to ‘month’ or ‘monthly’ means respectively calendar month and calendar monthly; and

(o)                                 a reference to ‘day’ means any day of the week including Saturday, Sunday and public holidays.

1.3                               If this lease prohibits the Tenant from doing a thing then:

(a)                                 the Tenant must do everything necessary to ensure that the Tenant’s Agents do not do that thing; and

(b)                                 the Tenant may not allow or cause any person to do that thing.

1.4                               If this lease requires the Tenant to do a thing then the Tenant must do everything necessary to ensure that the Tenant’s Agents also do that thing.

1.5                               Headings are inserted for convenience and do not affect the interpretation of this lease.

1.6                               In the interpretation of this lease no rule of construction applies to the disadvantage of one party on the basis that that party put forward the lease.

SCHEDULE 2 BUILDING OUTGOINGS

Statutory or regulatory

1.              Rates and Taxes

All rates, statutory charges and taxes (but only land tax on a single bolding basis, calculated on the table value of the Land and excluding the Landlord’s income tax or capital gains tax), assessments and charges (including charges for water, excess water, reticulation or discharge of water or sewerage or drainage, including meter rents and sewerage usage, drainage, trade waste and fire services), fees and levies (excluding levies for the use of areas as car parking spaces) and impositions and duties of any Authority assessed, charged, imposed or levied in respect of the building, the Land or services to the Building or the Land (regardless of ownership) or the Landlord’s ownership and operation of them including in respect of receipts of rent and other moneys under this lease (including any bank debits tax and financial institutions duty) except where the rate, tax, fee or levy arises due to the unlawful, improper or negligent act or the unlawful, improper or negligent omission of the Tenant, in which case the costs cannot be recovered by the Landlord.

2.              Insurance

Insurance premiums, stamp duty and brokers fees for:

(a)                 insurance of the Building (but not to the extent that such insurance exceeds its full insurable reinstatement value),

(b)                 insurance of the Building and the Landlord and the Manager against other risks relating to the Landlord’s interest in the Building as the Landlord, acting reasonably, deems necessary or desirable (including public liability, consequential and economic loss (and loss of rents and outgoings), machinery breakdown and any other insurance incidental to ownership, repair, maintenance, management and security of the Building and the Land (or either of them)) but excluding loss of rents arising from normal vacancies during letting up periods;, and

(c)                  workers compensation insurance for people performing functions in relation to the Building (where applicable, adjusted equitably reflect the proportion of time spend in relation to the building and to other activities).

3.              Repairs and maintenance

(a)                 Costs of maintaining and repairing (including repair by replacement of parts) the Common Areas, plant rooms, cleaners’ rooms, security or fire control rooms, service ducts and risers (and fixtures, fittings and furnishings in them) including painting them).

(b)                 Costs of carrying out safety and environmental audits in respect of the Building or the Land, except where the audit is required due to the unlawful, improper or negligent act or the unlawful, improper omission of the Landlord.

4.              Services

Costs of maintaining and repairing (including repair by replacement of parts) the following or or of the Building or the Land and providing services in respect of:

(a)                   the Elevators;

(b)                   the air-conditioning plant and equipment;

(c)                    the fire protection services, sprinkler and fire alarm installations;

(d)                   diesel generators;

(e)                    building automation systems;

(f)                     landscaping, planting, weeding and maintaining any gardens, lawns, plants and flowers in Common Areas;

(g)                    security, control, tenant liaison services and systems for the Building;

(h)                   control of pests in Common Areas;

(i)                       operations management and building supervision services for the Building;

(j)                      the auditor’s certificate pursuant to clause 3.4(b)(2) of this Schedule 2; and

(k)                   all other services provided in respect of the Building and the Land (or either of them).

5.              Management

A management fee or charge to cover the Landlord’s cost of having the Building and the Land managed.

6.              Energy costs

All costs for electricity, gas, oil and any other source or type of energy, power or fuel in respect of the Building or the Land.

7.              Strata management costs

Any fees or levies payable by the Landlord under the Strata Management Statement.

8.              Cleaning

Costs of providing toilet and washroom requisites in the Building and cleaning:

(a)                 all toilets, basins, taps, sanitary stacks, fountains, pipes, plumbing and associated appurtenances in the Building;

(b)                 the interior and exterior surfaces of all windows in the Building; and

(c)                  all Common Areas, plant rooms, cleaners’ rooms, security or fire control rooms, service ducts and risers and other areas (except those occupied for the time being by a tenant or licensee) cleaned in the Building (including all fixtures, fittings and furnishings in them and garbage and refuse removal and the cost of any licence or permit for disposal of waste from the Building).

9.              ABGR Standard

All costs of complying with the Australian Building Greenhouse Rating Standard and maintaining the Building to that standard and all costs of complying with the requirements of the Department of the Environment and Water Resources Australian Greenhouse Office.

SCHEDULE 3 RULES

The provisions of the lease apply to these Rules.

1.                                              The Tenant may not:

(a)                                         smoke in the Building or in any place in which smoking is at any time not permitted by law or which is or may be a nuisance or injurious to the health or well being of any person; or

(b)                                         put up signs, notices, advertisements, blinds or awnings, antennae or receiving dishes or install vending or amusement machines without the Landlord’s approval in writing; or

(c)                                          hold auction, bankrupt or fire sales in the Premises; or

(d)                                         keep an animal or bird on the Premises; or

(e)                                          use a business name which includes words connecting the business name with the Building without the Landlord’s approval in writing; or

(f)                                           remove floor coverings from where they were originally laid in the Premises without the Landlord’s approval in writing; or

(g)                                          do anything to the floor coverings in the Building which affects any guarantee in connection with them if the Landlord has given the Tenant a notice setting out the relevant terms of the guarantee; or

(h)                                         use any method of heating, cooling or lighting the Premises other than those provided or approved by the Landlord; or

(i)                                             use the passenger lifts to carry goods or equipment; or

(j)                                            operate a musical instrument, radio, television or other equipment that can be heard outside the Premises; or

(k)                                         throw anything out of any part of the Building or down lift or light wells; or

(l)                                             move heavy or bulky objects through any part of the Building unless authorised by the Landlord, and at such times as the Landlord may demand; or

(m)                                     obstruct or interfere with:

(i)                                     windows in the Premises except by internal blinds or curtains approved by the Landlord; or

(ii)                                  any air vents, air conditioning ducts or skylights in the Premises; or

(iii)                               the Common Areas; or

(n)                                         interfere with directory boards provided by the Landlord; or

(o)                                         park or permit or suffer any of the Tenant’s Employees and Agents to park or leave any motor or other vehicle in any place in which the Landlord may from time to time prohibit parking; or

(p)                                         store or permit any item to be left outside the Premises without the prior approval in writing of the Landlord.

2.                                              The Tenant must:

(a)                                         put up signs in the Premises prohibiting smoking if required by the Landlord; and

(b)                                         if the Landlord approves the Tenant’s use of a business name which is connected with the Building, terminate any right it has to use that business name on the date it must vacate the Premises; and

(c)                                          secure the Premises when they are unoccupied and comply with the Landlord’s directions about Building security; and

(d)                                         if there are directory boards, submit the form in which it requires its name and description to appear on them to the Landlord for its approval, make whatever changes the Landlord reasonably requires and pay the Landlord on demand the cost of placing that information on the directory boards; and

(e)                                          comply with any directions of the Landlord in connection with the disposal of or recycling of rubbish; and

(f)                                           comply with loading and unloading regulations for the Building which may be advised by the Landlord to the Tenant in writing from time to time.

Execution page

Certified as correct for the purposes of the Real Property Act 1900 and executed on behalf of the corporation named below by the authorised persons(s) whose signature(s) appear(s) below pursuant to the authority specified.

DATE:	9-7-2015

Executed by :		341 George St Pty Ltd

by its attorney pursuant to Power of Attorney Book 4572 No 894:

/s/ Andrew Wennerbom	/s/ Jeanette Pavicic
Signature of attorney	Signature of witness

Andrew Wennerbom	Jeanette Pavicic
Name of attorney	Name of witness (print name in full)

LVL 8, 131 York St, Sydney
Address of witness

Corporation:	Atlassian Pty Ltd

Authority:	Section 127 of the Corporations Act 2001

/s/ Scott Farquhar	/s/ Mike Cannon-Brookes
Signature of authorised person	Signature of authorised person

Scott Farquhar	Mike Cannon-Brookes
Name of authorised person (print)	Name of authorised person (print)

CEO/Director	CEO/Director
Office Held	Office Held
(Director or Secretary or Sole	(Director or Secretary or Sole Director/Secretary)
Director/Secretary)

MORTGAGEE’S CONSENT